UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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DARA BIOSCIENCES, INC.
8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615

Dear Stockholder:

You are invited to attend a Special Meeting of Stockholders of DARA BioSciences, Inc., which will be held on Thursday, November 8, 2012, 10:00 a.m., local time, at our corporate headquarters at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615.  At the 2012 Special Meeting, stockholders will be asked to approve an amendment to our Restated Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split of our common stock.

Our Board of Directors believes that the proposal being submitted for stockholder approval is in the best interests of DARA BioSciences, Inc. and its stockholders and recommends a vote “FOR” this proposal.

We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about September 27, 2012, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement on the Internet. The Notice also contains instructions on how to vote electronically via the Internet and receive a paper copy of your proxy materials.

It is important that your shares be represented and voted at the 2012 Special Meeting regardless of the size of your holdings.  See “How Do I Vote?” in the proxy statement for voting instructions.

Sincerely,

David J. Drutz, M.D.
President and Chief Executive Officer

September 27, 2012

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE 2012 SPECIAL MEETING	4
APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT	8
General	8
Reasons for the Reverse Stock Split	8
Board Discretion to Implement the Reverse Stock Split	9
Certain Risks Associated with the Reverse Stock Split	9
Effect on Existing Shares of Common Stock	10
Effect on Existing Shares of Preferred Stock	10
Effect on Options, Warrants and Shares Reserved for Issuance under Compensation Plans	10
Effect on Authorized but Unissued Shares of Common Stock	10
Effect on Par Value	11
Payment for Fractional Shares	11
Mechanics of Reverse Stock Split	11
Accounting Consequences	12
U.S. Federal Income Tax Consequences	12
No Appraisal Rights	13
No Going Private Transaction	13
Interests of Certain Persons in the Proposal	13
Vote Required for Approval	13
Board Recommendation	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
FUTURE STOCKHOLDER PROPOSALS	15
OTHER MATTERS	15
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	16

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

______________________

PROXY STATEMENT FOR THE
2012 SPECIAL MEETING OF STOCKHOLDERS
______________________

These proxy materials are being furnished in connection with the solicitation by the Board of Directors (the “Board”) of DARA BioSciences, Inc. (“DARA” or the “Company”) of proxies in the accompanying form to be used at the 2012 Special Meeting of Stockholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the special meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 8, 2012: The Company's Proxy Statement for the 2012 Special Meeting of Stockholders is available electronically at http://www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE 2012 SPECIAL MEETING

Q:	Who is entitled to vote at the 2012 Special Meeting?

A:
Holders of DARA common stock at the close of business on September 17, 2012, the record date for the 2012 Special Meeting established by our Board, are entitled to receive Notice of the 2012 Special Meeting (the “Meeting Notice”), and to vote their shares at the 2012 Special Meeting and any related adjournments or postponements.  The Meeting Notice, proxy statement and form of proxy are first expected to be made available to stockholders on or about September 27, 2012.

As of the close of business on the record date, there were [_________] shares of our common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote per share.

Q:	Who can attend the 2012 Special Meeting?

A:	Admission to the special meeting is limited to:

●	stockholders as of the close of business on September 17, 2012;

●	holders of valid proxies for the special meeting; and

●	our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the record date.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

A:
The United States Securities and Exchange Commission (the “SEC”) approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Meeting Notice, which was mailed to stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Meeting Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Q:	Can I vote my shares by filling out and returning the Meeting Notice?

A:	No. The Meeting Notice identifies the items to be voted on at the 2012 Special Meeting, but you cannot vote by marking the Meeting Notice and returning it.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:
If your shares are registered in your name, you are a stockholder of record.  If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name.

If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card for you to use.  If you hold our shares in street name through one or more banks, brokers or other nominees, you will receive the Meeting Notice, together with voting instructions, from the third party or parties through which you hold your shares.  If you requested printed proxy materials, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Q:	What are the quorum requirements for the 2012 Special Meeting?

A:
The presence in person or by proxy of holders having a majority of the total votes entitled to be cast by holders of our common stock at the 2012 Special Meeting constitutes a quorum.  Your shares of our common stock will be counted as present at the 2012 Special Meeting for purposes of determining whether there is a quorum if you vote on the Internet, a proxy card has been properly submitted by you or on your behalf, you vote by phone or you vote in person at the 2012 Special Meeting.  Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

Q:	What matters will the stockholders vote on at the 2012 Special Meeting?

A:	The stockholders will vote on the following proposal:

●
To approve an amendment to our Restated Certificate of Incorporation to authorize a reverse stock split of our issued and outstanding common stock at a ratio that will be determined by the Board and that will be within a range of one-for-two (1:2) to one-for-ten (1:10) (the “Reverse Stock Split”) if the Board determines, in its sole discretion, that the Reverse Stock Split is in the best interests of the Company and the Stockholders.

Q:	What vote is required to approve this proposal?

A:
Provided a quorum is present, the proposal to amend to our Restated Certificate of Incorporation to authorize the Reverse Stock Split will be approved if the proposal receives the affirmative vote of the holders of shares of stock representing a majority of the outstanding shares of DARA common stock.

Q:	How do I vote?

A:	You may vote by any of the following methods:

●
In Person.  Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the special meeting.  If you hold shares in street name, you must obtain a proxy from the stockholder of record authorizing you to vote your shares and bring it to the meeting along with proof of beneficial ownership of your shares.  A photo I.D. is required to vote in person.

●	Via the Internet. You may vote via the Internet by following the instructions provided in the Meeting Notice or the proxy card or voting instruction card provided.

●
By mail.  If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card or voting instruction card provided. Please allow sufficient time for mailing if you decide to vote by mail.

●	By phone. You may vote by phone by following the instructions provided in the Meeting Notice or the proxy card or voting instruction card provided.

If you vote by phone or the Internet, please have your proxy card or voting instruction card available.  The control number appearing on your proxy card or voting instruction card is necessary to process your vote.  A phone or Internet vote authorizes the named proxy holders in the same manner as if you marked, signed and returned a proxy card by mail.

Q:	How can I change or revoke my vote?

A:	You may change your vote as follows:

●
Stockholders of record.  You may change or revoke your vote by submitting a written notice of revocation to DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, Attention:  Corporate Secretary, or by submitting another proxy card or a vote via the Internet or by telephone on or before November 7, 2012.  For all methods of voting, the last vote cast will supersede all previous votes.

●	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker or other nominee.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

Stockholders of record.  If you are a stockholder of record and you:

●	indicate when voting on the Internet or by phone that you wish to vote as recommended by the Board, or

●	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on the matter presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.”  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions regarding the proposal to effect the Reverse Stock Split, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares.  This is referred to as a “broker non-vote.”  A broker non-vote will have the same effect as a vote against the proposal to effect the Reverse Stock Split.

Q:	Could other matters be decided at the 2012 Special Meeting?

A:	As of the date of the filing of this proxy statement, we were not aware of any matters to be raised at the 2012 Special Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the 2012 Special Meeting for consideration, the proxy holders for the 2012 Special Meeting will have the discretion to vote on those matters for stockholders who have voted by the Internet or telephone or submitted a proxy card.

Q:	How are proxies solicited and what is the cost?

A:
We will bear all expenses incurred in connection with the solicitation of proxies.  Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm.  In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person.  Following the original mailing of the Meeting Notice, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies.  In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Q:	What should I do if I have questions regarding the 2012 Special Meeting?

A:
If you have any questions about the 2012 Special Meeting, would like to obtain directions to be able to attend the 2012 Special Meeting and vote in person or would like additional copies of any of the documents referred to in this proxy statement, you should call our Accounting department at (919) 872-5578.

APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

On August 24, 2012, our Board approved an amendment to our Restated Certificate of Incorporation that would effect a reverse stock split of our common stock within the range of one-for-two (1:2) to one-for-ten (1:10) (the “Reverse Stock Split”), subject to stockholder approval and further Board discretion whether to implement the Reverse Stock Split.  Under the proposed amendment, outstanding shares of our common stock between a range of two to ten would be combined and converted into one share of common stock.

If approved by our stockholders, the Reverse Stock Split will become effective upon filing the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.  However, notwithstanding approval of the Reverse Stock Split by our stockholders, the Board will have the sole authority to elect whether or not to amend our Restated Certificate of Incorporation to effect the Reverse Stock Split.

The text of the proposed amendment of our Restated Certificate of Incorporation to effect the Reverse Stock Split is included as Appendix A to this Proxy Statement.

Reasons for the Reverse Stock Split

Our common stock is currently listed on the NASDAQ Capital Market (symbol: DARA) and, as a result, the Company is subject to the rules of The NASDAQ Stock Market (the “NASDAQ Rules”). On May 21, 2012, the Company received a letter from The NASDAQ Stock Market indicating that the bid price of our common stock for 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ Listing Rule 5550(a)(2). The Company has been provided a period of 180 calendar days, or until November 19, 2012, to regain compliance.  In order for our common stock to continue to be quoted on the NASDAQ Capital Market, the Company must regain compliance with the $1.00 minimum bid price requirement for a minimum of 10 consecutive business days.

Our Board believes that maintaining the listing of our common stock on the NASDAQ Capital Market is in the best interests of the Company and our stockholders. If our common stock were delisted from the NASDAQ Capital Market, our Board believes that the liquidity in the trading market for our common stock could be significantly decreased, which could reduce the trading price. If the Reverse Stock Split is approved by our stockholders and implemented by our Board, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing.  However, despite the approval of the Reverse Stock Split by our stockholders and the implementation by our Board, there is no assurance that the Reverse Stock Split will result in our meeting the $1.00 minimum bid price requirement and our common stock could be delisted from the NASDAQ Capital Market due to our failure to comply with one or more other NASDAQ Rules.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance liquidity.  Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher.  This factor may also limit the willingness of institutions to purchase our stock.  The Board believes that the anticipated higher market price resulting from a Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

Although we expect the Reverse Stock Split will result in an increase in the market price of our common stock, the Reverse Stock Split may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including DARA’s performance, prospects and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission.  The history of similar reverse stock splits for companies in like circumstances is varied.  If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Board Discretion to Implement the Reverse Stock Split

If the stockholders approve this proposal, the Board would effect the Reverse Stock Split only upon the Board’s determination that the Reverse Stock Split is in the best interests of the Company and its stockholders at that time. If the Board were to effect the Reverse Stock Split, the Board would set the timing for such a split and select the specific ratio within the range set forth herein. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If stockholders approve the proposal, and the Board determines to implement the Reverse Stock Split, we would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio the Board selects. Even if stockholders approve this Reverse Stock Split proposal, the Board may in its discretion determine that implementation of the Reverse Stock Split is not in the best interests of the Company or its stockholders.  In such case, we would not implement the Reverse Stock Split.

The ratio to be used in the Reverse Stock Split would be determined by the Board in its discretion and will depend on the trading price of our common stock at the time of the split among other factors.  The Board is seeking approval of a reverse split of our common stock within the range of one-for-two to one-for-ten to provide maximum flexibility to achieve the purposes of the Reverse Stock Split.  The table below sets forth several examples of the expected effect of different ratios within the range on the trading price of our common stock.

Pre-Reverse Split Trading Price	$0.80	$0.80	$0.80	$0.80	$0.80
Reverse Split Ratio	1-for-2	1-for-4	1-for-6	1-for-8	1-for-10
Post-Reverse Split Trading Price	$1.60	$3.20	$4.80	$6.40	$8.00

Certain Risks Associated with the Reverse Stock Split

Our total market capitalization immediately after the proposed Reverse Stock Split may be lower than immediately before the proposed Reverse Stock Split.

There are numerous factors and contingencies that could affect our stock price following implementation of the Reverse Stock Split, including the status of the market for our stock at the time, our results of operations in future periods, and general economic, market and industry conditions. Accordingly, the market price of our common stock may not be sustainable at the direct arithmetic result of the Reverse Stock Split.  If the market price of our common stock declines after the Reverse Stock Split, our total market capitalization (the aggregate value of all of our outstanding common stock at the then existing market price) after the split will be lower than before the split.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis.  Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

The Reverse Stock Split may not generate additional investor interest.

While our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

Effect on Existing Shares of Common Stock

The proposed Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share, as described below.

Effect on Existing Shares of Preferred Stock

The number of shares of our preferred stock outstanding will not be affected by the Reverse Stock Split.  However, the number of shares of common stock into which each share of preferred stock is convertible would be adjusted proportionately as a result of the Reverse Stock Split.

Effect on Options, Warrants and Shares Reserved for Issuance under Compensation Plans

All outstanding options and warrants to purchase shares of our common stock would be adjusted proportionately (including proportionate adjustment to exercise price) as a result of the Reverse Stock Split.  In addition, the number of shares available pursuant to our 2008 Employee, Director and Consultant Stock Plan and any other equity incentive plan (each, a “Compensation Plan”) would be adjusted proportionately as a result of the Reverse Stock Split.

 Effect on Authorized but Unissued Shares of Common Stock

Currently, the Company is authorized to issue up to a total of 75,000,000 shares of common stock.  As of September 10, 2012, 12,026,885 shares of our common stock were issued and outstanding, warrants to purchase 13,444,439 shares of our common stock were issued and outstanding, 1,780,098 options to purchase shares of our common stock were issued and outstanding under our equity compensation plans, 215,000 shares of our common stock were reserved for future issuance under our equity compensation plans, and 891,648 shares of our common stock were reserved for issuance as contingent merger consideration in connection with our merger with Oncogenerix, Inc.  Accordingly, 35,089,279 of the 75,000,000 authorized shares of our common stock are currently issued or reserved while 39,910,721 of the authorized shares of our common stock remain available for future issuance.

Implementation of the Reverse Stock Split would not change the total authorized number of shares of common stock.  Accordingly, the number of shares of common stock available for issuance following implementation of the Reverse Stock Split will increase to the extent the Reverse Stock Split reduces the outstanding number of shares of our common stock.  We do not have any immediate plans to offer securities.  However, as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our subsequently filed Quarterly Reports on Form 10-Q, we have incurred losses since inception and expect to continue to incur losses in the near term.  Accordingly we may need additional financing to maintain and expand our business as a result of which we may use some of the shares of common stock that would become available for issuance as a result of the Reverse Stock Split for potential transactions involving equity securities.  The issuance of such equity securities could result in the dilution of current stockholder’s percentage ownership interest in the Company which could be significant.

Effect on Par Value

The amendment to the Restated Certificate of Incorporation will not change the par value of our common stock.

Payment for Fractional Shares

Whether shares are held in street name or directly, fractional shares of common stock will not be issued to stockholders.  Instead, fractional shares will be cashed out. For example, if a stockholder holds 505 shares on a pre-split basis and the Reverse Stock Split ratio is five, 500 of such shares would be combined and converted into 100 shares on a post-split basis and such stockholder would receive cash for five pre-split shares.

The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

●
the closing sales price of our common stock on the effective date of the Reverse Stock Split as reported on Nasdaq Capital Market (or, if our common stock is not then listed on the Nasdaq Capital Market, the last trade price prior to the closing date); by

●	the amount of the fractional share.

Stockholders would not be entitled to receive interest for their fractional shares.  Any stockholder that holds a number of our shares that is less than the ratio used to implement the Reverse Stock Split will be completely cashed out as a result of the payment of fractional shares in lieu of any fractional share interests.

Mechanics of Reverse Stock Split

If the Reverse Stock split proposal is approved by our stockholders at the 2012 Special Meeting and thereafter the Board determines to implement the Reverse Stock Split, our stockholders will be notified that the Reverse Stock Split has been affected and the ratio at which it was affected.  The mechanics of the Reverse Stock Split will differ depending upon whether shares held are held beneficially in street name or whether they are registered directly in a stockholder’s name.

●
If a stockholder’s shares are registered directly in the stockholder’s name, the stockholder will receive a transmittal letter asking the stockholder to surrender certificates representing pre-split shares in exchange for certificates representing post-split shares.  No new certificates will be issued to the stockholder until the outstanding certificate(s) together with the properly completed and executed letter of transmittal are delivered in accordance with the instructions contained in such transmittal letter.

●
Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

We estimate that our aggregate expenses relating to the Reverse Stock Split will not be material.

Accounting Consequences

The Reverse Stock Split will not affect total stockholders’ equity on the Company’s balance sheet.  However, because the par value of our common stock will not change, the components that make up total stockholders’ equity (stated capital and additional paid-in capital) will change by offsetting amounts.  The per share common stock net loss and net book value would be increased because there would be fewer shares of our common stock outstanding.  Fractional shares cashed out will be accounted for as retired stock.

U.S. Federal Income Tax Consequences

The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in the Reverse Stock Split by a U.S. stockholder. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.

There can be no assurance that the IRS will not take a contrary position to the tax consequences described herein or that such position will not be sustained by a court. No ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the Reverse Stock Split.

This discussion is for general information only and is not tax advice. All stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the Reverse Stock Split.

 Based on the assumption that the Reverse Stock Split will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code (i.e. a deemed exchange of existing shares for newly-issued shares), and subject to the limitations and qualifications set forth in this discussion and the discussion below regarding the treatment of cash paid in lieu of fractional shares, the following U.S. federal income tax consequences will result from the Reverse Stock Split:

●	A stockholder will not recognize gain or loss on the deemed exchange of shares pursuant to the Reverse Stock Split;

●	the aggregate tax basis of the shares deemed received by a stockholder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares deemed surrendered in exchange therefor; and

●	the holding period of the shares received by a stockholder in the Reverse Stock Split will include the holding period of the shares deemed surrendered therefor.

Cash Received in the Reverse Stock Split in Lieu of Fractional Shares

A stockholder who receives cash in lieu of fractional shares in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of fractional shares and the portion of the stockholder’s adjusted tax basis allocable to the fractional shares unless the distribution of cash is treated as having the effect of a distribution of dividend, in which case the gain will be treated as dividend income to the extent of our current accumulated earnings and profits as calculated for U.S. federal income tax purposes.  Stockholders are urged to consult their own tax advisors to determine whether a stockholder’s receipt of cash has the effect of a distribution of a dividend.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights of appraisal with respect to the proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.  However, we do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.

Vote Required for Approval

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the 2012 Special Meeting is required to approve the Reverse Stock Split.  The proposal to approve the Reverse Stock Split is a “non-discretionary” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions.  Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have the same effect as shares voted against the Reverse Stock Split proposal.

Board Recommendation

The Board recommends that the stockholders vote FOR the approval of the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Stock Ownership Table

The following table sets forth, as of September 10, 2012, certain information concerning beneficial ownership of our common stock (as determined under the rules of the SEC) by (1) each of our directors, (2) each of our executive officers, (3) all directors and executive officers as a group and (4) each person known by us to be the beneficial owner of more than five percent (5%) of our common stock.

Except as otherwise indicated, the address for each person is to the care of DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615.

	Amount and Nature of Beneficial Ownership
			Shares Subject to Options, Warrants and Convertible Preferred Stock (1)

						Percentage of Class
Name of Beneficial Owner	Common Stock				Total
Directors
Haywood D. Cochrane, Jr.	13,073		126,875		139,948	1.2%
Gail F. Lieberman	208		130,000	(2)	130,208	1.1%
Stephen O. Jaeger	5,000		50,000		55,000	*
Timothy J. Heady	-		50,000		50,000	*

Executive Officers
David J. Drutz	53,073		441,875		494,948	4.0%
Christopher Clement	258,794		100,000		358,794	3.0%
David L. Tousley	-		-		-	*

Directors and Executive Officers as a group (7 persons)	330,148		898,750		1,228,898	9.5%

Owners of Greater than 5%
Barry Honig	728,053	(3)	-	(3)	728,053	6.1%
__________
*	Less than one percent.

(1)	Represents shares subject to options and warrants which are exercisable within 60 days and underlying shares of convertible preferred stock convertible within 60 days.

(2)	3,125 options are held for the benefit of Rudder Capital, LLC.

(3)
This information is derived from a Schedule 13G filed with the SEC on July 27, 2012 in which Barry Honig is reported as the beneficial owner of 728,053 shares of the Company’s common stock with sole voting power and sole power to dispose or direct the disposition of all of such shares.  The address for Barry Honig is 4400 Biscayne Boulevard, Suite 850, Miami, FL 33137.  The Schedule 13G provides that the 728, 053 shares reported does not include shares issuable upon the exercise or conversion of: 105,400 warrants owned directly by Barry Honig; 293,167 warrants owned by GRQ Consultants, Inc. 401K; 120,000 warrants owned by GRQ Consultants, Inc. Defined Benefit Plan; and 619,308 warrants and 350 shares of Series B Preferred Stock owned by Marlin Capital Investments, Inc. All warrants and preferred stock are subject to a 4.99% beneficial ownership limitation. Barry Honig is the trustee of GRQ 401K and GRQ Defined Benefit Plan, and, in such capacity, has voting and dispositive power over the securities held by GRQ 401K and GRQ Defined Benefit Plan. Barry Honig shares voting and dispositive power over the securities held by Marlin Capital.

FUTURE STOCKHOLDER PROPOSALS

 To have a proposal intended to be presented at our 2013 Annual Meeting of Stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than December 6, 2012 (unless the date of the 2013 Annual Meeting of Stockholders is not within 30 days of May 15, 2013, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2013 Annual Meeting of Stockholders).  Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Notice of any director nomination or other proposal that you intend to present at the 2013 Annual Meeting of Stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2013 Annual Meeting of Stockholders, must be delivered to the Corporate Secretary at our corporate headquarters not earlier than December 6, 2012 and not later than January 20, 2013 (unless the date of the 2013 Annual Meeting of Stockholders is not within 30 days of May 15, 2013, in which case the stockholder notice must be received a reasonable amount of time prior to the date we mail our proxy materials for the 2013 Annual Meeting of Stockholders).  In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2013 Annual Meeting of Stockholders.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the meeting.  If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow the Company to “incorporate by reference” into this proxy statement certain information that we have filed with the SEC.  This means that we can disclose important information to our stockholders by referring the stockholders to another document.  The information incorporated by reference into this proxy statement is an important part of this proxy statement and is considered to be part of this proxy statement.

Items 5, 6, 7, 7A, 8 and 9 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and Items 1, 2 and 3 of the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012, each filed by the Company with the SEC, are incorporated by reference into this proxy statement.

A copy of any of the documents referred to above will be furnished, without charge, by writing to DARA BioSciences, Inc., Attention: Investor Relations, 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615.  The documents referred to above are also available from the EDGAR filings that can be obtained through the SEC’s website at http://www.sec.gov or our website at http://www.darabiosciences.com.

By Order of the Board of Directors,

David J. Drutz, M.D.
President and Chief Executive Officer

Raleigh, North Carolina
September 27, 2012

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION OF
DARA BIOSCIENCES, INC.

DARA BIOSCIENCES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:  This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”).

SECOND:  The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall become effective at [               ] [a.m./p.m.], eastern time, on [             ],  20[  ].

THIRD:  Article “FOURTH” of the Corporation’s Certificate of Incorporation shall be and is hereby amended by adding the following Section D to the end thereof:

“D.           Without regard to any other provision of this Certificate of Incorporation, each [         ] shares of Common Stock issued and outstanding immediately prior to the effective date of the Certificate of Amendment shall be and is hereby automatically reclassified and changed (without any further act) into one fully-paid and nonassessable share of Common Stock, without increasing or decreasing the par value of the Common Stock, the amount of stated capital or paid-in surplus of the Corporation; provided that no fractional shares shall be issued to stockholders as a result of the foregoing reclassification and that in lieu thereof the Corporation shall pay to any stockholder otherwise entitled thereto an amount in cash equal to the product of the closing sales price of the Common Stock on the NASDAQ Capital Market on [___________] and the amount of the fractional share.”

FOURTH:  That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this [        ] day of [           ], 20[  ].

DARA BIOSCIENCES, INC.

By:
Name:
Title:

A-1

DARA BiOSciences INC

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1. Approve an amendment to the Restated Certificate of Incorporation of DARA BioSciences, Inc. to authorize a reverse stock split of the DARA BioSciences, Inc. common stock, as determined by the Board of Directors in it's discretion, at a ratio of not less than 1-for-2 and not more than 1-for-10.	☐	☐	☐

NOTE: This proxy will be voted in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000149709_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

DARA BIOSCIENCES, INC.
Special Meeting of Stockholders
November 8, 2012 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christopher G. Clement and David J. Drutz, M.D., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of DARA BioSciences, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2012 Special Meeting of Stockholders of DARA BioSciences, Inc. to be held November 8, 2012 at 10:00 am local time at the corporate offices of DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE SINGLE PROPOSAL AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

0000149709_2 R1.0.0.11699